UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2008

TUMBLEWEED COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-26223	94-3336053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Seaport Blvd., Suite 400, South Bldg. Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 216-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                  Completion of Acquisition or Disposition of Assets.

On September 4, 2008, Tumbleweed Communications Corp. (the "Company") announced the completion of the merger (the "Merger") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated June 5, 2008, by and between the Company and Axway Inc. ("Axway"), an indirect wholly-owned subsidiary of Sopra Group SA, and Tornado Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Axway.  Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as a wholly-owned subsidiary of Axway.  At the effective time of the Merger, each outstanding share of common stock of the Company ("Common Stock") was converted into the right to receive $2.70 in cash, without interest.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on June 6, 2008, and is incorporated herein by reference.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company requested that the NASDAQ Global Market delist the Common Stock, effective as of the close of business on September 4, 2008.  In addition, the Company will file a Form 15 with the Commission to terminate the registration of the Common Stock and suspend the Company's reporting obligations under Section 13 and 15(d) of the Securities Exchange Act of 1934.

ITEM 5.01                  Changes in Control of Registrant.

As a result of the Merger, the Company will become a wholly-owned subsidiary of Axway.  The disclosure under Item 2.01 is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediate prior the effective time of the Merger, the directors of the Company resigned and were replaced by the sole director of Merger Sub, Christophe Fabre, and Mr. Fabre became the sole officer of the Company.

ITEM 5.03                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company's Certificate of Incorporation and Bylaws were amended and restated, effective September 4, 2008, through operation of the Merger.

ITEM 9.01                  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1
Joint Press Release issued by Sopra Group SA, Axway Inc. and  Tumbleweed Communications Corp., dated September 4, 2008, entitled "Axway Inc. Merges With Tumbleweed Communications as Parent Company, Sopra Group, Completes Acquisition of Tumbleweed Shares."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMBLEWEED COMMUNICATIONS CORP.

By: Bernard J. Cassidy
Name: Bernard J. Cassidy
Title: Senior Vice President and General Counsel

Date: September 4, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1
Joint Press Release issued by Sopra Group SA, Axway Inc. and  Tumbleweed Communications Corp., dated September 4, 2008, entitled "Axway Inc. Merges With Tumbleweed Communications as Parent Company, Sopra Group, Completes Acquisition of Tumbleweed Shares."